In re Farmland Foods, Inc. Case No. 02-50561

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JUNE, 2003

REVENUE
Gross Income		$ 124,171,129.03
Less Cost of Goods Sold		$ 87,154,681.82
Materials	$ 84,189,209.99
Direct Labor	-
Overhead	$ 2,965,471.83
Gross Profit		$ 37,016,447.21

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ 16,546,601.94
Advertising and Marketing	$ 2,920,395.66
Insurance	$ 281,897.05
Payroll Taxes	$ 1,335,263.45
Lease and Rent	$ 484,231.52
Telephone and Utlities	$ 1,801,868.38
Attorney and other Professional Fees	$ 41,462.37
UST Quarterly Fees	$ -
Other Expenses	$ 13,822,824.72
Total Operating Expenses		$ 37,234,545.09
Net Income (Loss)		$ (218,097.88)

CURRENT ASSETS
Accounts Receivable at end of month		$ 74,948,056.53
Increase (Decrease) in AR for month		$ 2,292,674.96
Inventory at end of month		$ 91,069,093.91
Increase (Decrease) in Inventory for month		$ 3,602,041.60
Cash at end of the month		$ (5,330,061.41)
Increase (Decrease) in Cash for month		$ (86,705.49)

LIABILITIES
Increase (Decrease) in pre-petition debt		$ (272,954.17)
Increase (Decrease) in post-petition debt		$ 2,105,121.54
Taxes Payable:
Federal Payroll Taxes	$ (735,214.59)
State Payroll Taxes	$ (684,442.09)
Local Payroll Taxes	$ (940.53)
State Sales Taxes	$ (22,262.06)
Real Estate and Personal	$ (1,627,466.17)
Property Taxes	$ 14,310.78
Other (footnote)	$ (37,230.15)
Total Taxes Payable		$ (3,093,244.81)

Footnote:
Use Tax Payable	$ (37,230.15)